JOHN HANCOCK FUNDS II

                               ADVISORY AGREEMENT


     Advisory Agreement dated October 17, 2005, between John Hancock Funds II, a Massachusetts business trust (the "Trust"), and John Hancock Investment Management Services, LLC, a Delaware limited liability company ("JHIMS" or the "Adviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.   APPOINTMENT OF ADVISER

     The Trust hereby appoints JHIMS, subject to the supervision of the Trustees of the Trust and the terms of this Agreement, as the investment adviser for each of the funds of the Trust specified in Appendix A to this Agreement as it shall be amended by the Adviser and the Trust from time to time (the "Funds"). The Adviser accepts such appointment and agrees to render the services and to assume the obligations set forth in this Agreement commencing on its effective date. The Adviser will be an independent contractor and will have no authority to act for or represent the Trust in any way or otherwise be deemed an agent unless expressly authorized in this Agreement or another writing by the Trust and the Adviser.

2.   DUTIES OF THE ADVISER

a. Subject to the general supervision of the Trustees of the Trust and the terms of this Agreement, the Adviser will at its own expense, except as noted below, select and contract with investment subadvisers ("Subadvisers") to manage the investments and determine the composition of the assets of the Funds; provided, that any contract with a Subadviser (a "Subadvisory Agreement") shall be in compliance with and approved as required by the Investment Company Act of 1940, as amended (the "1940 Act"), except for such exemptions therefrom as may be granted to the Trust or the Adviser. Subject always to the direction and control of the Trustees of the Trust, the Adviser will monitor compliance of each Subadviser with the investment objectives and related investment policies, as set forth in the Trust's registration statement with the Securities and Exchange Commission, of any Fund or Funds under the management of such Subadviser, and review and report to the Trustees of the Trust on the performance of such Subadviser.

b.   The Adviser shall furnish to the Trust the following:

     i. Office and Other Facilities. - The Adviser shall furnish to the Trust office space in the offices of the Adviser or in such other place as may be agreed upon by the parties hereto from time to time, and all necessary office facilities and equipment;

     ii. Trustees and Officers. - The Adviser agrees to permit individuals who are directors, officers or employees of the Adviser to serve (if duly elected or appointed ) as Trustees or President of the Trust without remuneration from or other cost to the Trust.



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     iii. Other  Personnel.  The  Adviser  shall  furnish to the  Trust,  at the
          Trust's expense, any other personnel necessary for the operations of the Trust. The Adviser shall not, however, furnish to the Trust personnel for the performance of functions (a) related to and to be
          performed  under  the  Trust  contract  for  custodial,   bookkeeping,
          transfer and dividend disbursing agency services by the bank or other financial institution selected to perform such services and (b) related to the investment subadvisory services to be provided by any Subadviser pursuant to a Subadvisory Agreement.

     iv.  Financial, Accounting, and Administrative Services. The Adviser shall:

          (1) maintain the existence and records of the Trust; maintain the registrations and qualifications of Trust shares under federal and state law; prepare all notices and proxy solicitation materials furnished to shareholders of the Trust, and

          (2) perform all administrative, compliance, financial, accounting, bookkeeping and recordkeeping functions of the Trust, including, without limitation, the preparation of all tax returns, all annual, semiannual and periodic reports to shareholders of the Trust and all regulatory reports, except for any such functions that may be performed by a third party pursuant to a custodian, transfer agency or service agreement executed by the Trust.

               The Trust shall reimburse the Adviser for its expenses associated with all such services described in (1) and (2) above, including the compensation and related personnel expenses and expenses of office space, office equipment, utilities and miscellaneous office expenses, except any such expenses directly attributable to officers or employees of the Adviser who are serving as President, Treasurer or Secretary of the Trust. The Adviser shall determine the expenses to be reimbursed by the Trust pursuant to expense allocation procedures established by the Adviser in accordance with generally accepted accounting principles.

     v. Liaisons with Agents. The Adviser, at its own expense, shall maintain liaisons with the various agents and other persons employed by the Trust (including the Trust's transfer agent, custodian, independent accountants and legal counsel) and assist in the coordination of their activities on behalf of the Trust. Fees and expenses of such agents and other persons will be paid by the Trust.

     vi. Reports to Trust. The Adviser shall furnish to, or place at the disposal of, the Trust such information, reports, valuations, analyses and opinions as the Trust may, at any time or from time to time, reasonably request or as the Adviser may deem helpful to the Trust, provided that the expenses associated with any such materials furnished by the Adviser at the request of the Trust shall be borne by the Trust.

c. In addition to negotiating and contracting with Subadvisers as set forth in section (2) (a) of this Agreement and providing facilities, personnel and services as set forth in section (2) (b), the Adviser will pay the compensation of the President, Treasurer, Secretary and Trustees of the


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     Trust who are also  directors,  officers or employees of the Adviser or its affiliates.

d. With respect to any one or more of the Funds named in Appendix A, the Adviser may elect to manage the investments and determine the composition of the assets of the Funds, subject to the approval of the Trustees of the Trust. In the event of such election, the Adviser, subject always to the direction and control of the Trustees of the Trust, will manage the investments and determine the composition of the assets of the Funds in accordance with the Trust's registration statement, as amended. In fulfilling its obligations to manage the investments and reinvestments of the assets of the Funds, the Adviser:

     i. will obtain and evaluate pertinent economic, statistical, financial and other information affecting the economy generally and individual companies or industries the securities of which are included in the Funds or are under consideration for inclusion in the Funds;

     ii. will formulate and implement a continuous investment program for each Fund consistent with the investment objectives and related investment policies for each such Fund as described in the Trust's registration statement, as amended;

     iii. will take whatever steps are necessary to implement these investment programs by the purchase and sale of securities including the placing of orders for such purchases and sales;

     iv. will regularly report to the Trustees of the Trust with respect to the implementation of these investment programs;

     v. will provide assistance to the Trust's Custodian regarding the fair value of securities held by the Funds for which market quotations are not readily available;

     vi. will furnish, at its expense, (i) all necessary investment and management facilities, including salaries of personnel required for it to execute its duties faithfully, and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Funds (excluding determination of net asset value and shareholder accounting services);

     vii. will select brokers and dealers to effect all transactions subject to the following conditions: the Adviser will place all necessary orders with brokers, dealers, or issuers, and will negotiate brokerage commissions if applicable; the Adviser is directed at all times to seek to execute brokerage transactions for the Funds in accordance with such policies or practices as may be established by the Trustees and described in the Trust's registration statement as amended; the Adviser may pay a broker-dealer which provides research and brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the Adviser determines that the higher spread or commission is reasonable in relation to the value of the brokerage and research services that such broker-dealer provides, viewed in terms of either the particular transaction or the Adviser's overall responsibilities with respect to accounts managed by the Adviser; and the Adviser may


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          use for the  benefit  of its  other  clients,  or  make  available  to companies affiliated with the Adviser for the benefit of such companies or their clients, any such brokerage and research services that the Adviser obtains from brokers or dealers;

     viii.to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, on occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Adviser, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner the Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to its other clients;

     ix. will maintain all accounts, books and records with respect to the Funds as are required of an investment adviser of a registered investment company pursuant to the 1940 Act and the Investment Advisers Act of 1940, as amended (the "Advisers Act") and the rules thereunder; and

     x. will vote all proxies received in connection with securities held by the Funds.

3.   EXPENSES ASSUMED BY THE TRUST

     The Trust will pay all expenses of its organization, operations and business not specifically assumed or agreed to be paid by the Adviser, as provided in this Agreement, or by a Subadviser, as provided in a Subadvisory Agreement. Without limiting the generality of the foregoing, in addition to certain expenses described in section 2 above, the Trust shall pay or arrange for the payment of the following:

a. Edgarization, Printing and Mailing. Costs of edgarization, printing and mailing (i) all registration statements (including all amendments thereto) and prospectuses/statements of additional information (including all supplements thereto), all annual, semiannual and periodic reports to shareholders of the Trust, regulatory authorities or others, (ii) all notices and proxy solicitation materials furnished to shareholders of the Trust or regulatory authorities and (iii) all tax returns;

b. Compensation of Officers and Trustees. Compensation of the officers and Trustees of the Trust (other than persons serving as President or Trustee of the Trust who are also directors, officers or employees of the Adviser or its affiliates);

c. Registration and Filing Fees. Registration, filing, blue-sky and other fees in connection with requirements of regulatory authorities, including, without limitation, all fees and expenses of registering and maintaining the registration of the Trust under the 1940 Act and the registration of the Trust's shares under the Securities Act of 1933, as amended;

d. Custodial Services. The charges and expenses of the custodian appointed by the Trust for custodial services;


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e.   Accounting  Fees. the charges and expenses of the  independent  accountants retained by the Trust;

f. Transfer, Bookkeeping and Dividend Disbursing Agents. The charges and expenses of any transfer, bookkeeping and dividend disbursing agents appointed by the Trust;

g. Commissions. Broker's commissions and issue and transfer taxes chargeable to the Trust in connection with securities transactions to which the Trust is a party;

h. Taxes. Taxes and corporate fees payable by the Trust to federal, state or other governmental agencies and the expenses incurred in the preparation of all tax returns;

i. Stock Certificates. The cost of stock certificates, if any, representing shares of the Trust;

j. Legal Services. Legal services and expenses in connection with the affairs of the Trust, including registering and qualifying its shares with regulatory authorities;

k.   Membership Dues. Association membership dues;

l. Insurance Premiums. Insurance premiums for fidelity, errors and omissions, directors and officers and other coverage;

m. Shareholders and Trustees Meetings. Expenses of shareholders and Trustees meetings; n. Pricing. Pricing of the Trust Funds and shares, including the cost of any equipment or services used for obtaining price quotations and valuing Trust portfolio investments;

n. Pricing. Pricing of the Trust Funds and shares, including cost of any equipment or services used for obtaining price quotations and valuing Trust portfolio investments;

o.   Interest. Interest on borrowings;

p. Communication Equipment. All charges for equipment or services used for communication between the Adviser or the Trust and the custodian, transfer agent or any other agent selected by the Trust; and

q. Nonrecurring and Extraordinary Expense. Such nonrecurring expenses as may arise, including the costs of actions, suits, or proceedings to which the Trust is, or is threatened to be made, a party and the expenses the Trust may incur as a result of its legal obligation to provide indemnification to its Trustees, officers, agents and shareholders.

4.   COMPENSATION OF ADVISER

     The Trust will pay the Adviser with respect to each Fund the compensation specified in Appendix A to this Agreement.

5.   NON-EXCLUSIVITY

     The services of the Adviser to the Trust are not to be deemed to be exclusive, and the Adviser shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that the directors, officers and employees of the Adviser are not prohibited from engaging in any other business


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activity or from  rendering  services to any other  person,  or from  serving as partners, officers, directors, trustees or employees of any other firm or corporation, including other investment companies.

6.   SUPPLEMENTAL ARRANGEMENTS

     The Adviser may enter into arrangements with other persons affiliated with the Adviser to better enable it to fulfill its obligations under this Agreement for the provision of certain personnel and facilities to the Adviser.

7.   CONFLICTS OF INTEREST

     It is understood that Trustees, officers, agents and shareholders of the Trust are or may be interested in the Adviser as directors, officers, stockholders, or otherwise; that directors, officers, agents and stockholders of the Adviser are or may be interested in the Trust as Trustees, officers, shareholders or otherwise; that the Adviser may be interested in the Trust; and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the Agreement and Declaration of Trust of the Trust or the organizational documents of the Adviser or by specific provision of applicable law.

8.   REGULATION

     The Adviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.

9.   DURATION AND TERMINATION OF AGREEMENT

     This Agreement shall become effective on the later of: (i) its execution and (ii) the date of the meeting of the shareholders of the Trust, at which meeting this Agreement is approved by the vote of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Funds. The Agreement will continue in effect for a period more than two years from the date of its execution only so long as such continuance is specifically approved at least annually either by the Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Trust provided that in either event such continuance shall also be approved by the vote of a majority of the Trustees of the Trust who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to any Fund if a majority of the outstanding voting securities of that Fund votes to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by a majority of the outstanding voting securities of (a) any other Fund affected by the Agreement or (b) all the Funds of the Trust.

     If the shareholders of any Fund fail to approve the Agreement or any continuance of the Agreement, the Adviser will continue to act as investment adviser with respect to such Fund pending the required approval of the Agreement or its continuance or of a new contract with the Adviser or a different adviser


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or other definitive  action;  provided,  that the  compensation  received by the
Adviser in respect of such Fund during such period will be no more than its actual costs incurred in furnishing investment advisory and management services to such Fund or the amount it would have received under the Agreement in respect of such Fund, whichever is less.

     This Agreement may be terminated at any time, without the payment of any penalty, by the Trustees of the Trust, by the vote of a majority of the outstanding voting securities of the Trust, or with respect to any Fund by the vote of a majority of the outstanding voting securities of the Fund, on sixty days' written notice to the Adviser, or by the Adviser on sixty days' written notice to the Trust. This Agreement will automatically terminate, without payment of any penalty, in the event if its "assignment" (as defined in the 1940
Act).

10.  PROVISION OF CERTAIN INFORMATION BY ADVISER

     The Adviser will promptly notify the Trust in writing of the occurrence of any of the following events:

a. the Adviser fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

b. the Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust; and

c. the chief executive officer or managing member of the Adviser or the portfolio manager of any Fund changes.

11.  AMENDMENTS TO THE AGREEMENT

     This Agreement may be amended by the parties only if such amendment is specifically approved by the vote of a majority of the outstanding voting securities of each of the Funds affected by the amendment and by the vote of a majority of the Trustees of the Trust who are not interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval shall be effective with respect to any Fund if a majority of the outstanding voting securities of that Fund vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of (a) any other Fund affected by the amendment or (b) all the Funds of the Trust.

12.  ENTIRE AGREEMENT

     This Agreement contains the entire understanding and agreement of the parties.

13.  HEADINGS

     The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.


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14.  NOTICES

     All notices required to be given pursuant to this Agreement shall be delivered or mailed to the last known business address of the Trust or Adviser in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt. Notice shall be deemed given on the date delivered or mailed in accordance with this section.

15.  SEVERABILITY

     Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

16.  GOVERNING LAW

     The provisions of this Agreement shall be construed and interpreted in accordance with the laws of The Commonwealth of Massachusetts, or any of the applicable provisions of the 1940 Act. To the extent that the laws of The Commonwealth of Massachusetts, or any of the provisions in this Agreement, conflict with applicable provisions of the 1940 Act, the latter shall control.

17.  NAME OF THE TRUST AND FUNDS

     The Trust, on behalf of itself and with respect to any Fund, may use the name "John Hancock" or any name or names derived from or similar to the names "John Hancock Investment Management Services, LLC," "John Hancock Life Insurance Company" or "John Hancock Financial Services, Inc." only for so long as this Agreement remains in effect as to the Trust or the particular Fund. At such time as this Agreement shall no longer be in effect as to the Trust or a particular Fund, the Trust or the particular Fund, as the case may be, will (to the extent it lawfully can) cease to use such a name or any other name indicating that the Trust or the particular Fund is advised by or otherwise connected with the Adviser. The Trust acknowledges that it has adopted the name John Hancock Funds II through permission of John Hancock Life Insurance Company, a Massachusetts insurance company, and agrees that John Hancock Life Insurance Company reserves to itself and any successor to its business the right to grant the non-exclusive right to use the name "John Hancock" or any similar name or names to any other corporation or entity, including but not limited to any investment company of which John Hancock Life Insurance Company or any subsidiary or affiliate thereof shall be the investment adviser.

18.  LIMITATION OF LIABILITY UNDER THE DECLARATION OF TRUST

     The Declaration of Trust establishing the Trust, dated June 28, 2005, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that no Trustee, shareholder, officer, employee or agent of the Trust shall be subject to any personal liability in connection with Trust property or the affairs of the Trust and that all persons should shall look solely to the Trust property or to the property of one or more specific Funds for satisfaction of claims of any nature arising in connection with the affairs of the Trust.


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19.  LIABILITY OF THE ADVISER

     In the absence of (a) willful misfeasance, bad faith or gross negligence on the part of the Adviser in performance of its obligations and duties hereunder,
(b) reckless disregard by the Adviser of its obligations and duties hereunder, or (c) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act), the Adviser shall not be subject to any liability whatsoever to the Trust, or to any shareholder for any error of judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder including, without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of a Fund.

         (THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)


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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers as of the date first mentioned above.

                                                 JOHN HANCOCK FUNDS II



                                                 By:      /s/Keith F. Hartstein

                                                 Name:    Keith F. Hartstein
                                                 Title:   President



JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC
By:  John Hancock Life Insurance Company (U.S.A.), its managing member



By:      /s/John G. Vrysen

Name:    John G. Vrysen
Title:   Vice President & Chief Financial Officer, John Hancock Funds



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

                                   APPENDIX A


     The Adviser shall serve as investment adviser for each Fund of the Trust listed below. The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to each Fund, the fee computed separately for such Fund at an annual rate as follows (the "Adviser Fee").

     The term Aggregate Net Assets in the chart below includes the net assets of a Fund of the Trust. It also includes with respect to certain Funds as indicated in the chart the net assets of one or more other portfolios, but in each case only for the period during which the subadviser for the Fund also serves as the subadviser for the other portfolio(s) and only with respect to the net assets of such other portfolio(s) that are managed by the subadviser.

     For purposes of determining Aggregate Net Assets and calculating the Adviser Fee, the net assets of the Fund and each other portfolio of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous business day of that fund.

     The Adviser Fee for a Fund shall be based on the applicable annual fee rate for the Fund which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the "Applicable Annual Fee Rate"). The Adviser Fee for each Fund shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Fund. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

     If, with respect to any Fund, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.



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

            FUNDS AND ANNUAL PERCENTAGE RATES OF AGGREGATE NET ASSETS


500 Index Fund: 0.470% -- first $500 million; and 0.460% -- excess over $500 million
(Aggregate Net Assets include the net assets of the Fund and the 500 Index Trust, a series of John Hancock Trust)

Active Bond Fund: 0.600%--at all asset levels
(Aggregate  Net  Assets  include  the net assets of the Fund)

All Cap Core Fund: 0.800% -- first $500 million; and 0.750% -- excess over $500 million.
(Aggregate Net Assets include the net assets of the Fund and the All Cap Core Trust, a series of John Hancock Trust)

All Cap Growth Fund: 0.900% -- first $500 million; and 0.850% -- excess over $500 million.
(Aggregate  Net Assets  include  the net assets of the Fund)

All Cap Value Fund: 0.850% -- first $250 million; 0.800% -- next $250 million; and 0.750% -- excess over $500 million.
(Aggregate Net Assets include the net assets of the Fund and the All Cap Value Trust, a series of John Hancock Trust)

Blue Chip Growth Fund: 0.825% -- first $1 billion; and 0.800% -- excess over $1 billion. (Aggregate Net Assets include the net assets of the Fund and the Blue Chip Growth Trust, a series of John Hancock Trust)

Bond Index Fund: 0.470% -- at all asset levels.
(Aggregate Net Assets include the net assets of the Fund and the Bond Index Trust A, a series of John Hancock Trust)

Capital Appreciation Fund: 0.850% -- first $300 million; and 0.800% -- excess over $300 million.
(Aggregate Net Assets include the net assets of the Fund and the Capital Appreciation Trust, a series of John Hancock Trust)

Classic Value Fund: 0.800% -- at all asset levels.
(Aggregate  Net  Assets  include  the net  assets of the Fund)

Core Bond Fund: 0.690%--first $200 million; 0.640%--next $200 million; and 0.600%--excess over $400 million.
(Aggregate Net Assets include the net assets of the Fund and the Core Bond Trust, a series of John Hancock Trust)

Core Equity Fund: 0.850% -- first $350 million; and 0.750% -- excess over $350 million.
(Aggregate Net Assets include the net assets of the Fund and the Core Equity Trust, a series of John Hancock Trust)

Dynamic Growth Fund: 0.950% -- first $500 million; and 0.900% -- excess over $500 million.
(Aggregate Net Assets include the net assets of the Fund and the Dynamic Growth Trust, a series of John Hancock Trust)

Emerging Growth Fund: 0.800% -- at all asset levels.
(Aggregate Net Assets include the net assets of the Fund and the Emerging Growth Trust, a series of John Hancock Trust)

Emerging Small Company Fund: 1.000% -- first $500 million; 0.970% -- next $500 million; and 0.950% -- excess over $1 billion.
(Aggregate Net Assets include the net assets of the Fund and the Emerging Small Company Trust, a series of John Hancock Trust)

Equity-Income Fund: 0.825% -- first $1 billion; and 0.800% -- excess over $1 billion.
(Aggregate Net Assets include the net assets of the Fund and the Equity-Income Trust, a series of John Hancock Trust)

Financial Services Fund: 0.850% -- first $50 million; 0.800% -- next $450 million; and 0.750% -- excess over $500 million.
(Aggregate Net Assets include the net assets of the Fund and the Financial Services Trust, a series of John Hancock Trust)

Fundamental Value Fund: 0.850% -- first $50 million; 0.800% -- next $450 million; and 0.750% -- excess over $500 million.
(Aggregate Net Assets include the net assets of the Fund and the Fundamental Value Trust, a series of John Hancock Trust)

Global Allocation Fund: 0.850% -- first $500 million; and 0.800% -- excess over $500 million.
(Aggregate Net Assets include the net assets of the Fund and the Global Allocation Trust, a series of John Hancock Trust)

Global Bond Fund: 0.700% -- at all asset levels.
(Aggregate Net Assets include the net assets of the Fund)

Global Fund: 0.850% -- first $1 billion; and 0.800% -- excess over $1 billion. (Aggregate Net Assets include the net assets of the Fund and the Global Trust, a series of John Hancock Trust)

Growth & Income Fund: 0.675% - at all asset levels.
(Aggregate Net Assets include the net assets of the Fund and the Growth & Income Trust II, a series of John Hancock Trust)

Growth Fund: 0.800% - first $500 million; 0.780% -- next $500 million; 0.770% --
next $1.5 billion; and 0.760% -- excess over $2.5 billion.
(Aggregate Net Assets include the net assets of the Fund, the Growth Trust, a series of John Hancock Trust, and the Growth Fund, a series of John Hancock Funds III)

Growth Opportunities Fund: 0.800% - first $500 million; 0.780% -- next $500 million; 0.770% -- next $1.5 billion; and 0.760% -- excess over $2.5 billion. (Aggregate Net Assets include the net assets of the Fund, the Growth
Opportunities Trust, a series of John Hancock Trust, and the Growth Opportunities Fund, a series of John Hancock Funds III)

Health Sciences Fund: 1.050%-- first $500 million; and 1.000% -- excess over $500 million.
(Aggregate Net Assets include the net assets of the Fund and the Health Sciences Trust, a series of John Hancock Trust)

High Yield Fund: 0.725% -- first $500 million; and 0.650% -- excess over $500 million.
(Aggregate Net Assets include the net assets of the Fund and the High Yield Trust, a series of John Hancock Trust)

Income & Value Fund: 0.800% -- first $500 million; and 0.750% -- excess over $500 million.
(Aggregate Net Assets include the net assets of the Fund)

International Equity Index Fund: 0.550% -- first $100 million; and 0.530% -- excess over $100 million.
(Aggregate Net Assets include the net assets of the Fund and the International Equity Index Trust A, a series of John Hancock Trust)

International Growth Fund: 0.920% - first $100 million; 0.895% -- next $900 million; and 0.880% -- excess over $1 billion.
(Aggregate Net Assets include the net assets of the Fund, the International Growth Trust, a series of John Hancock Trust, and the International Growth Fund, a series of John Hancock Funds III )

International Opportunities Fund: 1.000%--first $250 million; 0.950%--next $250 million; and 0.900%--excess over $500 million.
(Aggregate Net Assets include the net assets of the Fund and the International Opportunities Trust, a series of John Hancock Trust)

International Small Cap Fund: 1.050% -- first $200 million; 0.950% -- next $300 million; and 0.850% -- excess over $500 million
(Aggregate Net Assets include the net assets of the Fund and the International Small Cap Trust, a series of John Hancock Trust)

International Stock Fund: 0.920% -- first $100 million; 0.895% -- next $900 million; and 0.880% -- excess over $1 billion.
(Aggregate Net Assets include the net assets of the Fund, the International Stock Trust, a series of John Hancock Trust, and the International Core Fund, a series of John Hancock Funds III)

International Value Fund: 0.950% -- first $200 million; 0.850% -- next $300 million; and 0.800% -- excess over $500 million.
(Aggregate Net Assets include the net assets of the Fund and the International Value Trust, a series of John Hancock Trust)

Intrinsic Value Fund: 0.780% - first $500 million; 0.760% -- next $500 million; 0.750% -- next $1.5 billion; and 0.740% -- excess over $2.5 billion.
(Aggregate Net Assets include the net assets of the Fund, the Intrinsic Value Trust, a series of John Hancock Trust, and the Intrinsic Value Fund, a series of John Hancock Funds III)

Investment Quality Bond Fund: 0.600% -- first $500 million; and 0.550% -- excess over $500 million.
(Aggregate  Net Assets  include  the net  assets of the Fund and the  Investment
Quality  Bond  Trust,   a  series  of  John  Hancock   Trust)

Large  Cap  Fund:
0.850%--first $250 million; 0.800%--next $250 million; and 0.750%--excess over $500 million.
(Aggregate Net Assets include the net assets of the Fund and the Large Cap Trust, a series of John Hancock Trust)

Large Cap Growth Fund:  0.850% -- first
$750 million; and 0.800% -- excess over $750 million.
(Aggregate Net Assets include the net assets of the Fund and the Large Cap Growth Trust, a series of John Hancock Trust)

Large Cap Value Fund: 0.850% -- first $300 million; 0.825% -- next $200 million; and 0.800% -- excess over $500 million.
(Aggregate  Net Assets  include the net
assets  of the Fund and the  Large Cap  Value  Trust,  a series of John  Hancock
Trust)

Lifestyle Aggressive Portfolio: 0.050% -- first $7.5 billion; and 0.040% -- excess over $7.5 billion.
(Aggregate Net Assets include the net assets of the five Lifestyle Portfolios of the Trust (Aggressive, Growth, Balanced, Moderate and Conservative) and the five Lifestyle Trusts of John Hancock Trust (Aggressive 1000, Growth 820, Balanced 640, Moderate 460 and Conservative 280))

Lifestyle Balanced Portfolio: 0.050% -- first $7.5 billion; and 0.040% -- excess over $7.5 billion.
(Aggregate Net Assets include the net assets of the five Lifestyle Portfolios of the Trust (Aggressive, Growth, Balanced, Moderate and Conservative) and the five Lifestyle Trusts of John Hancock Trust (Aggressive 1000, Growth 820, Balanced 640, Moderate 460 and Conservative 280))

Lifestyle Conservative Portfolio: 0.050% -- first $7.5 billion; and 0.040% -- excess over $7.5 billion.
(Aggregate Net Assets include the net assets of the five Lifestyle Portfolios of the Trust (Aggressive, Growth, Balanced, Moderate and Conservative) and the five Lifestyle Trusts of John Hancock Trust (Aggressive 1000, Growth 820, Balanced 640, Moderate 460 and Conservative 280))

Lifestyle Growth Portfolio: 0.050% -- first $7.5 billion; and 0.040% -- excess over $7.5 billion.
(Aggregate Net Assets include the net assets of the five Lifestyle Portfolios of the Trust (Aggressive, Growth, Balanced, Moderate and Conservative) and the five Lifestyle Trusts of John Hancock Trust (Aggressive 1000, Growth 820, Balanced 640, Moderate 460 and Conservative 280))

Lifestyle Moderate Portfolio: 0.050% -- first $7.5 billion; and 0.040% -- excess over $7.5 billion.
(Aggregate Net Assets include the net assets of the five Lifestyle Portfolios of the Trust (Aggressive, Growth, Balanced, Moderate and Conservative) and the five Lifestyle Trusts of John Hancock Trust (Aggressive 1000, Growth 820, Balanced 640, Moderate 460 and Conservative 280))

Managed Fund: 0.690% - at all asset levels.
(Aggregate  Net  Assets  include  the net assets of the Fund)

Mid Cap Core Fund: 0.950% -- first $10 million; 0.900% -- next $40 million; 0.875% -- next $150 million; 0.850% -- next $300 million; and 0.825% -- excess over $500 million.
(Aggregate  Net Assets  include  the net assets of the Fund)

Mid Cap Index Fund: 0.490% -- first $250 million; 0.480% -- next $250 million; and 0.460% -- excess over $500 million.
(Aggregate Net Assets include the net assets of the Fund and the Mid Cap Index Trust, a series of John Hancock Trust)

Mid Cap Stock Fund: 0.875% -- first $200 million; 0.850% -- next $300 million; and 0.825% -- excess over $500 million.
(Aggregate Net Assets include the net assets of the Fund and the Mid Cap Stock Trust, a series of John Hancock Trust)

Mid Cap Value Fund: 0.900% -- first $200 million; 0.850% -- next $300 million; and 0.825% -- excess over $500 million.
(Aggregate Net Assets include the net assets of the Fund and the Mid Cap Value Trust, a series of John Hancock Trust)

Money Market Fund: 0.500% -- first $500 million; and 0.470% -- excess over $500 million.
(Aggregate Net Assets include the net assets of the Fund and the Money Market Trust, a series of John Hancock Trust)

Natural Resources Fund: 1.050% -- first $50 million; and 1.000% -- excess over $50 million.
(Aggregate Net Assets include the net assets of the Fund and the Natural Resources Trust, a series of John Hancock Trust)

Overseas Equity Fund: 1.050%--first $300 million; 0.900%--next $200 million; and 0.850%--excess over $500 million.
(Aggregate  Net Assets  include  the net assets of the Fund)

Pacific Rim Fund: 0.800% -- first $500 million; and 0.700% -- excess over $500 million.
(Aggregate Net Assets include the net assets of the Fund and the Pacific Rim Trust, a series of John Hancock Trust)

Quantitative All Cap Fund: 0.750% -- first $50 million; and 0.700% -- excess over $50 million.
(Aggregate Net Assets include the net assets of the Fund and the Quantitative All Cap Trust, a series of John Hancock Trust)

Quantitative Mid Cap Fund: 0.750% -- first $200 million; and 0.650% -- excess over $200 million.
(Aggregate Net Assets include the net assets of the Fund and the Quantitative Mid Cap Trust, a series of John Hancock Trust)

Quantitative Value Fund: 0.700% -- first $500 million; 0.650% -- next $500 million; and 0.600% -- excess over $1 billion.
(Aggregate Net Assets include the net assets of the Fund and the Quantitative Value Trust, a series of John Hancock Trust)

Real Estate Securities Fund: 0.700% -- at all asset levels.
(Aggregate Net Assets include the net assets of the Fund and the Real Estate Securities Trust, a series of John Hancock Trust)

Real Return Bond Fund: 0.700% -- at all asset levels.
(Aggregate  Net Assets  include the net assets of the Fund)

Science & Technology Fund: 1.050% -- first $500 million; and 1.000% -- excess over $500 million.
(Aggregate Net Assets include the net assets of the Fund and the Science & Technology Trust, a series of John Hancock Trust)

Short-Term Bond Fund: 0.600%--first $100 million; 0.575%--next $150 million; and 0.550%--excess over $250 million.
(Aggregate Net Assets include the net assets of the Fund and the Short-Term Bond Trust, a series of John Hancock Trust)

Small Cap Fund: 0.850%--at all asset levels.
(Aggregate Net Assets include the net assets of the Fund and the Small Cap Trust, a series of John Hancock Trust)

Small Cap Growth: 1.100%--first $100 million; and 1.050%--excess over $100 million.
(Aggregate Net Assets include the net assets of the Fund and the Small Cap Growth Trust, a series of John Hancock Trust)

Small Cap Index Fund: 0.490% -- first $250 million; 0.480% -- next $250 million; and 0.460% -- excess over $500 million.
(Aggregate Net Assets include the net assets of the Fund and the Small Cap Index Trust, a series of John Hancock Trust)

Small Cap Opportunities Fund: 1.000% -- first $500 million; and 0.950% -- excess over $500 million.
(Aggregate Net Assets include the net assets of the Fund and the Small Cap Opportunities Trust, a series of John Hancock Trust)

Small Cap Value Fund: 1.100%--first $100 million; and 1.050%--excess over $100 million.
(Aggregate Net Assets include the net assets of the Fund and the Small Cap Value Trust, a series of John Hancock Trust)

Small Company Fund: 1.050% -- first $125 million; and 1.000% -- excess over $125 million.
(Aggregate Net Assets include the net assets of the Fund and the Small Company Trust, a series of John Hancock Trust)

Small Company Growth Fund: 1.050% -- first $250 million; and 1.000% -- excess over $250 million.
(Aggregate Net Assets include the net assets of the Fund. However, the applicable rate is 1.000% of all net assets of the Fund when the aggregate net assets of the following exceed $1 billion: the Fund, All Cap Growth Fund and the Mid Cap Core Fund of the Trust, and the Small Company Growth Trust, All Cap Growth Trust and Mid Cap Core Trust of John Hancock Trust.

Small Company Value Fund: 1.050% -- first $500 million; and 1.000% -- excess over $500 million.
(Aggregate Net Assets include the net assets of the Fund and the Small Company Value Trust, a series of John Hancock Trust)

Special Value Fund: 1.000% -- first $500 million; and 0.950% -- excess over $500 million.
(Aggregate Net Assets include the net assets of the Fund and the Special Value Trust, a series of John Hancock Trust)

Spectrum Income Fund: 0.800% -- first $250 million; and 0.725% -- excess over $250 million.
(Aggregate Net Assets include the net assets of the Fund and the Spectrum Income Trust, a series of John Hancock Trust)

Strategic Bond Fund: 0.725% -- first $500 million; and 0.650% -- excess over $500 million.
(Aggregate Net Assets include the net assets of the Fund and the Strategic Bond Trust, a series of John Hancock Trust)

Strategic Income Fund: 0.725% -- first $500 million; and 0.650% -- excess over $500 million.
(Aggregate Net Assets include the net assets of the Fund and the Strategic Income Trust, a series of John Hancock Trust)

Strategic Opportunities Fund: 0.800% -- at all asset levels.
(Aggregate Net Assets include the net assets of the Fund and the Strategic Opportunities Trust, a series of John Hancock Trust)

Strategic Value Fund: 0.850% -- first $300 million; 0.825% -- next $300 million; 0.800% -- next $300 million; 0.775% -- next $600 million; and 0.700% -- excess over $1.5 billion.
(Aggregate Net Assets include the net assets of the Fund and the Strategic Value Trust, a series of John Hancock Trust)

Total Return Fund: 0.700% -- at all asset levels.
(Aggregate  Net Assets  include the net assets of the Fund)

Total Stock Market Index Fund: 0.490% -- first $250 million; 0.480% -- next $250 million; and 0.460% -- excess over $500 million.
(Aggregate Net Assets include the net assets of the Fund and the Total Stock Market Index Trust, a series of John Hancock Trust)

U.S. Core Fund: 0.700% -- first $500 million; 0.650% -- next $500 million; and 0.600% -- excess over $1 billion.
(Aggregate Net Assets include the net assets of the Fund, that portion of the Managed Fund of the Trust that is subadvised by Grantham, Mayo, Van Otterloo & Co., the Growth & Income Trust, a series of John Hancock Trust, that portion of the Managed Trust, another series of John Hancock Trust, that is subadvised by Grantham, Mayo, Van Otterloo & Co., and the U.S. Core Fund, a series of John Hancock Funds III)

U.S. Global Leaders Growth Fund: 0.7125% -- first $500 million; and 0.675% -- excess over $500 million.
(Aggregate Net Assets include the net assets of the Fund and the U.S. Global Leaders Growth Trust, a series of John Hancock Trust)

U.S. Government Securities Fund: 0.650% -- first $500 million; and 0.550% -- excess over $500 million.
(Aggregate Net Assets include the net assets of the Fund and the U.S. Government Securities Trust, a series of John Hancock Trust)

U.S. High Yield Bond Fund: 0.750% -- first $200 million; and 0.720% -- excess over $200 million.
(Aggregate Net Assets include the net assets of the Fund and the U.S. High Yield Bond Trust, a series of John Hancock Trust)

U.S. Large Cap Fund: 0.825% -- first $1 billion; and 0.800% -- excess over $1 billion.
(Aggregate  Net Assets  include  the net assets of the Fund)

U.S. Multi Sector Fund: 0.780% - first $500 million; 0.760% -- next $500 million; 0.750% -- next $1.5 billion; and 0.740% -- excess over $2.5 billion. (Aggregate Net Assets include the net assets of the Fund and the U.S. Multi Sector Trust, a series of John Hancock Trust)

Utilities Fund: 0.850% -- first $300 million; 0.825% -- next $300 million; 0.800% -- next $300 million; 0.775% -- next $600 million; and 0.700% -- excess over $1.5 billion.
(Aggregate Net Assets include the net assets of the Fund and the Utilities Trust, a series of John Hancock Trust)

Value & Restructuring Fund: .850% -- first $500 million; and 0.800% -- excess over $500 million.
(Aggregate Net Assets include the net assets of the Fund and the Value & Restructuring Trust, a series of John Hancock Trust)

Value Fund: 0.750% -- first $200 million; 0.725% -- next $300 million; and 0.650% -- excess over $500 million.
(Aggregate Net Assets include the net assets of the Fund and the Value Trust, a series of John Hancock Trust)

Value Opportunities Fund: 0.800% - first $500 million; 0.780% -- next $500 million; 0.770% -- next $1.5 billion; and 0.760% -- excess over $2.5 billion. (Aggregate Net Assets include the net assets of the Fund, the Value Opportunities Trust, a series of John Hancock Trust, and the Value Opportunities Fund, a series of John Hancock Funds III)

Vista Fund: 0.900% -- first $250 million; 0.850% -- next $250 million; 0.825% --
next $500 million; and 0.800% -- excess over $1 billion.
(Aggregate Net Assets include the net assets of the Fund and the Vista Trust, a series of John Hancock Trust)